Exhibit 10.1
PIONEER COMPANIES, INC.
$100,000,000
2.75% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2027
PURCHASE AGREEMENT
March 20, 2007
CIBC WORLD MARKETS CORP.
as Representative of the several
Initial Purchasers named in Schedule I hereto
c/o CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017
Ladies & Gentlemen:
     Pioneer Companies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to CIBC World Markets Corp. and the initial purchaser named on Schedule I to this Agreement, for whom CIBC World Markets Corp. is acting as Representative (the “Representative”) (the “Initial Purchasers”), $100,000,000 in aggregate principal amount (the “Firm Notes”) of 2.75% Senior Subordinated Convertible Notes due 2027 (the “Notes”), subject to the terms and conditions set forth herein.
     1. The Transaction. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers, severally and not jointly, the Firm Notes which are convertible into the common stock, par value $0.01 per share (the “Common Stock”), of the Company. In addition, the Company proposes to grant to the Initial Purchasers an option to purchase up to an additional $20,000,000 principal amount of Notes from the Company (the “Option Notes”) pursuant to the terms hereof. The Notes are to be issued under an Indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Indenture”).
     The respective amounts of the Notes to be purchased by each of the several Initial Purchasers are set forth opposite their names on Schedule I hereto.
     In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated March 19, 2007 (the “Preliminary Offering Memorandum”), and has prepared a final offering memorandum, dated the date hereof (the “Offering Memorandum”), each setting forth information regarding the Company, the Subsidiaries (as defined below), the Notes, the terms of the Offering and the transactions contemplated by the Transaction Documents (as defined below), and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and any information and/or documents incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.
     The Company understands that the Initial Purchasers propose to make an offering of the Notes (the “Exempt Resales”) only on the terms and in the manner set forth in the Disclosure Package and the Offering Memorandum, as amended or supplemented, and the terms hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, solely to persons in the United States whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (each, a “QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A. The QIBs are referred to herein from time to time as the “Eligible Purchasers.” The Initial Purchasers will offer the Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed by the Initial Purchasers at any time without notice.
     Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the initial Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”), for the purpose of registration under the Securities Act of (i) the Notes and (ii) the Common Stock issuable upon conversion of the Notes or for the purpose of registration of the resale of the Notes and the Common Stock issuable upon conversion of the Notes.
     This Agreement, the Notes, the Registration Rights Agreement and the Indenture are hereinafter referred to collectively as the “Transaction Documents.”
     Any references herein to “Exchange Act Reports” herein include all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”). Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package or the Offering Memorandum shall be deemed to refer to all Exchange Act Reports filed subsequent to the date of this Agreement that are incorporated by reference therein.
     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Disclosure Package, and if not defined therein, in the Indenture.
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchasers that:
          (a) (i) The Preliminary Offering Memorandum as of its date did not, (ii) the Preliminary Offering Memorandum, as supplemented by the information listed in Schedule III hereto (the “Pricing Supplement”) (the Preliminary Offering Memorandum and the Pricing Supplement taken together, the “Disclosure Package”), as of the Applicable Time (as defined below) does not, (iii) the Offering Memorandum as of its date does not, and as of the Closing Date will not, and (iv) any supplement or amendment to any of the documents referenced in clauses (i) through (iii) above does not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto, including the Pricing Supplement) made in reliance upon and in conformity with Initial Purchaser Information (as such term is defined in Section 11 hereof). For purposes of this Agreement, the “Applicable Time” means 4:30 p.m. New York City time on the date of this Agreement.
          (b) The Disclosure Package and the Offering Memorandum have been or will be prepared by the Company for use by the Initial Purchasers in connection with the offering of the Notes.
          (c) The Exchange Act Reports incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
          (d) Each of the Disclosure Package and the Offering Memorandum contains financial information and statements which are required to be included or incorporated by reference in accordance with Regulation S-X promulgated under the Securities Act in the Disclosure Package and the Offering Memorandum if the Disclosure Package and the Offering Memorandum were prospectuses included in registration statements on Form S-1 filed with the Commission. The financial information and statements, including the notes thereto, and the supporting schedules included in the Disclosure Package and the Offering Memorandum present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries in the Disclosure Package and the Offering Memorandum; except as otherwise stated in the Disclosure Package and the Offering Memorandum, said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Disclosure Package or the Offering Memorandum if the

Disclosure Package or the Offering Memorandum, respectively, were included in a registration statement filed pursuant to the Securities Act. The other financial and statistical information included in the Disclosure Package and the Offering Memorandum derived from the historical financial information and statements present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements and historical financial information and statements that are included in the Disclosure Package and the Offering Memorandum and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company and the Subsidiaries.
          (e) Deloitte & Touche LLP (the “Auditor”) who have certified or will certify the financial statements and supporting schedules and information of the Company and its Subsidiaries included or to be included as part of the Disclosure Package and the Offering Memorandum, are and, during the periods covered by their report, were an independent registered public accounting firm as required by the Securities Act and the Exchange Act.
          (f) The Company and each of the Subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and each such entity has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Disclosure Package and the Offering Memorandum, and to own, lease and operate its respective properties. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (A) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, (B) the long-term debt or capital stock of the Company or any Subsidiary, (C) the issuance or marketability of the Notes or (D) the validity of this Agreement or any other Transaction Documents or the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).
          (g) The Subsidiaries listed on Schedule II hereto (the “Subsidiaries”) are the only “subsidiaries” of the Company (within the meaning of Rule 405 under the Securities Act). Except for the Subsidiaries or as otherwise disclosed in the Disclosure Package and the Offering Memorandum, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except for any such security interest, claim, lien, limitation on voting rights or encumbrance disclosed in the Disclosure Package and the Offering Memorandum.
          (h) The Company and each of the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. No Permits are required to enter into, deliver and perform this Agreement or any other Transaction Document and to issue and sell the Notes.
          (i) The Company and each of the Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither the Company nor any of the Subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.
          (j) The Company and each of the Subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all Liens, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. All property held under lease by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all Liens, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Subsequent to the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum, (i) there has not been any event which would have a Material Adverse Effect; (ii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Disclosure Package and the Offering Memorandum, neither the Company nor the Subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

          (k) Each description of a contract, document or other agreement in the Disclosure Package and the Offering Memorandum accurately reflects in all respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Disclosure Package and the Offering Memorandum is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of the Subsidiaries, if a Subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary, if a Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which Company or its properties or business or a Subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.
          (l) The statistical and market related data included in the Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.
          (m) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of the Company or any Subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Disclosure Package and the Offering Memorandum.
          (n) The Company has the required corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or other power and authority to issue, sell and deliver the Notes and to issue.
          (o) The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will be duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity. The Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum. At the Closing Date, the Notes will be in the form contemplated by the Indenture.
          (p) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity. The Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
          (q) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity. The Registration Rights Agreement conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum.
          (r) This Agreement has been duly and validly authorized, executed and delivered by the Company.
          (s) None of (i) the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated by the Transaction Documents to which each of them, respectively, is a party, (ii) the issuance and sale of the Notes (iii) the payment of any cash or the issuance of any Common Stock upon the conversion of the Notes or (iv) the consummation by the Company of the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the charter or by-laws of the Company or any Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect.
          (t) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Disclosure Package and the Offering Memorandum. All of the issued and outstanding shares of common stock of the Company have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of common stock of the Company or any of the Subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of the Subsidiaries is a party or bound. The exercise price of each option to acquire common stock of the Company (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company financial statements included in the Exchange Act Reports in accordance with GAAP, and no such grants involved any “back-dating,” “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. Except as disclosed in the Disclosure Package and the Offering Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of the Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock.
          (u) When the Notes are issued and delivered pursuant to this Agreement, no securities of the Company or any Subsidiary will be (i) of the same class (within the meaning of Rule 144A) as the Notes and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated interdealer quotation system.
          (v) Except as described in the Disclosure Package and the Offering Memorandum, no person has any rights to require registration of any security of the Company by reason of the execution by the Company of this Agreement or any other Transaction Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the offering of the Notes and any of the other transactions contemplated by the Transaction Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.
          (w) None of the Company or any Subsidiary or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or representatives directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer and sale of the Notes or in connection with Exempt Resales of the Notes, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Notes to the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum nor (ii) the Exempt Resales requires registration under the Securities Act and prior to the effectiveness of any Registration Statement. The Indenture does not require qualification under the Trust Indenture Act. No securities of the same class as the Notes have been issued and sold by the Company or any Subsidiary within the six-month period immediately prior to the date hereof.
          (x) Each of (i) the Preliminary Offering Memorandum as of its date, (ii) the Disclosure Package as of the Applicable Time, (iii) the Offering Memorandum as of its date and as of the Closing Date and (iv) each amendment or supplement to any of the documents referenced in (i), (ii) or (iii), in each case, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.
          (y) The Company is not and will not be, after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) insolvent. Immediately after the consummation of the Offering, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities as they become absolute and matured.
          (z) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and the Subsidiaries, and any other person that would give rise to a valid claim against the Company or any Subsidiary or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.
          (aa) There are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any of the Subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (bb) Neither the Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or any Subsidiary and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

          (cc) Except as disclosed in the Disclosure Package and the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company, any Subsidiary or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Form 10-K and 10-Q, as applicable, which is not so described and described as required in such reports, or which would be required by the Securities Act to be described in the Disclosure Package and the Offering Memorandum if the Disclosure Package and the Offering Memorandum were prospectuses included in registration statements on Form S-1 filed with the Commission. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.
          (dd) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or any other security of the Company to facilitate the sale or resale of any of the Notes or the Common Stock issuable upon conversion thereof.
          (ee) The Company and each of the Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of the Subsidiaries.
          (ff) The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (gg) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Disclosure Package and the Offering Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or the Company’s or the Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
          (hh) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been obtained or made and is in full force and effect.
          (ii) The Company and each Subsidiary is not now and, after sale of the Notes as contemplated hereunder and application of the net proceeds of such sale as described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
          (jj) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or the Subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or the Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
          (kk) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
          (ll) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign

Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (mm) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.
          (nn) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.
          (oo) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
          (pp) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers (the “NASD Rules”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.
          (qq) (i) Each of the Company and the Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) except as disclosed in the Disclosure Package and the Offering Memorandum, neither the Company nor the Subsidiaries has received any notice from any governmental authority or third party of an asserted material claim under Environmental Laws; (iii) each of the Company and the Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in material compliance with all terms and conditions of any such permit, license or approval; (iv)

except as disclosed in the Disclosure Package and the Offering Memorandum, to the Company’s knowledge, no facts currently exist that will require the Company or any of the Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. Except as disclosed in the Disclosure Package and the Offering Memorandum, Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the CER, CLA 1980.
          (rr) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as disclosed in the Disclosure Package and the Offering Memorandum, On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
          (ss) The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the headings “Certain United States Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
          (tt) No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (uu) Each director and executive officer of the Company and each stockholder of the Company listed on Schedule V hereto has delivered to the Representative his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit B hereto (“Lock-Up Agreement”).
          (vv) Upon the issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into shares of the Common Stock in accordance with the terms of the Notes and the Indenture; the Common Stock issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes, will be validly issued, fully paid and non-assessable; and the issuance of the Common Stock will not be subject to any preemptive or similar rights.
          (ww) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or quotation.
     Any certificate signed by or on behalf of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.
     The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
     3. Representations and Warranties of the Initial Purchasers. Each Initial Purchaser severally and not jointly, represents, warrants and covenants to the Company and agree that:
          (a) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.
          (b) Such Initial Purchaser (i) has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) has solicited and will solicit offers for the Notes from, and has offered or sold and will offer, sell or deliver the Notes, as part of their initial offering, only within the United States to persons whom it reasonably believes to be QIBs, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A.
     4. Purchase, Sale and Delivery. On the basis of the representations, warranties, covenants and agreements contained in this Agreement, and subject to its terms and conditions:
          (a) The Company agrees to issue and sell to the several Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from March 26, 2007 to the Closing Date, as defined below (the “Initial Price”), the aggregate amount of Firm Notes set forth opposite the name of such Initial Purchaser under the column “Aggregate Amount of Firm Notes to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 14 hereof. The Company hereby grants to the Initial Purchasers an option to purchase, severally and not jointly, all or any part of the Option Notes at the Initial Price. Such option may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Notes Closing Date (as defined below), and from time to time thereafter within 13 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Initial Purchasers to the

Company no later than 12:00 noon, New York City time, on the business day before the Firm Notes Closing Date or at least two business days before the Option Notes Closing Date (as defined below), as the case may be, setting forth the aggregate amount of Option Notes to be purchased and the time and date (if other than the Firm Notes Closing Date) of such purchase. Each Initial Purchaser agrees, severally and not jointly, to purchase, on each Option Note Closing Date (as defined herein), if any, the aggregate principal amount of Option Notes (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total aggregate principal amount of Option Notes to be purchased on such Option Note Closing Date as the aggregate principal amount of Firm Notes set forth in Schedule I hereto opposite the name of such Initial Purchaser bears to the total number of Firm Notes.
          (b) Payment of the purchase price for, and delivery of, the Firm Notes shall be made at the offices of CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on March 26, 2007 or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Notes Closing Date”. In addition, in the event that any or all of the Option Notes are purchased by the Initial Purchasers, payment of the purchase price, and delivery of the certificates, for such Option Notes shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Notes Closing Date”). The Firm Notes Closing Date and any Option Notes Closing Dates are called, individually, a “Closing Date” and, together, the “Closing Dates.”
          (c) Payment for the Notes shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the Notes to the Representative for the respective accounts of the Initial Purchasers.
          (d) On each Closing Date the Company will deliver to the Initial Purchasers, in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Company at least 48 hours prior to the Closing Date, one or more Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Notes sold pursuant to Exempt Resales to QIBs (the “Global Note”) against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. The Global Note shall be made available to the Initial Purchasers for inspection not later than 5:00 p.m., New York City time, on the business day immediately preceding each Closing Date.
     5. Offering by Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.

     6. Agreements of the Company. The Company covenants and agrees with the Initial Purchasers that:
          (a) The Company shall advise the Initial Purchasers promptly and, if requested by the Representative, confirm such advice in writing, (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Disclosure Package or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Disclosure Package or the Offering Memorandum in order to make the Disclosure Package or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Notes under any state securities or blue sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Notes under any state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
          (b) The Company shall, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers, and to those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.
          (c) The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes or any amendment or supplement thereto during such period as, in the opinion of counsel for the Initial Purchasers, the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company shall promptly, upon the request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes that may be necessary or advisable in connection with such Exempt Resales or such market making activities.
          (d) If, during the period referred to in 5(c) above, any event shall occur as a result of which, it is necessary or advisable, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes in order to make such

Preliminary Offering Memorandum or Offering Memorandum or such other document not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if for any other reason it shall be necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or such other document to comply with applicable laws, rules or regulations, the Company shall (subject to Section 5(c) hereof) forthwith amend or supplement such Preliminary Offering Memorandum or Offering Memorandum or such other document at its own expense so that, as so amended or supplemented, such Preliminary Offering Memorandum or Offering Memorandum or such other document will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such Preliminary Offering Memorandum or Offering Memorandum or such other document will comply with all applicable laws, rules or regulations; if, during the period referred to in 5(c) above, the Company proposes to file with the Commission an Exchange Act Report that is incorporated by reference into the Offering Memorandum, a reasonable time prior to the proposed filing, the Company shall furnish a copy of such Exchange Act Report to the Initial Purchasers for review and comment, and shall not file such document with the Commission until the Initial Purchasers have been afforded the opportunity to review and comment and the Initial Purchasers have not reasonably objected to the filing of such Exchange Act Report.
          (e) The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Notes for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales.
          (f) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection herewith.
          (g) The Company shall apply the net proceeds from the sale of the Notes in the manner set forth under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum.
          (h) The Company shall not voluntarily claim, and shall actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.
          (i) The Company shall do and perform all things required or necessary to be done and performed under this Agreement prior to or after each Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

          (j) None of the Company or any of its “affiliates” (as defined in Rule 144 under the Securities Act) will sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.
          (k) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and are not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), for the benefit of holders from time to time of Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Notes and prospective purchasers of the Notes, information specified in Rule 144A(d)(4) under the Securities Act, unless the Company are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.
          (l) The Company shall comply with all of the agreements set forth in the Registration Rights Agreement and the representation letters to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.
          (m) The Company shall (i) permit the Notes to be included for quotation on The PORTALSM Market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.
          (n) During the period of five years from the Closing Date, the Company shall deliver without charge to the Initial Purchasers (i) as soon as available, copies of each report and other communication (financial or otherwise) of the Company mailed to the Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed (including without limitation, press releases) other than materials filed with the Commission and (ii) from time to time such other information concerning the Company and the Subsidiaries as the Initial Purchasers may reasonably request.
          (o) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.
          (p) The Company shall not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Common Stock issuable upon conversion thereof, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Notes contemplated hereby. The Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Notes.

          (q) For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall not, and shall not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
          (r) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
          (s) Prior to the Closing Date, not to issue any press release or other communications, directly or indirectly, or hold any press conference with respect to the issuance of the Notes, the Company or any of its subsidiaries, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company or any of its subsidiaries, without the prior consent of the Initial Purchasers. In such instance, the Company shall furnish a copy of any such release or communication to the Initial Purchasers for review and comment a reasonable time prior to its contemplated release.
          (t) Without the prior consent of the Initial Purchasers, not to make any offer relating to the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act) as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”); any such Free Writing Offering Document the use of which has been consented to by the Initial Purchasers is listed on Schedule IV hereto; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document would conflict with the information in the Preliminary Offering Memorandum or the Offering Memorandum or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Initial Purchasers and, if requested by the Initial Purchasers, will prepare and furnish without charge to the Initial Purchasers a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
          (u) The Company, during the time prior to completion of the distribution of Notes by the Initial Purchasers (as determined by the Representative), will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
          (v) Without the prior written consent of the Representative, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any (i) debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or (ii) equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company).
          (w) The Company shall cause, pursuant to the terms of the Registration Rights Agreement, to be registered, pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issuable upon conversion of the Notes and to use its best efforts to maintain the effectiveness of such registration statement during the entire period prescribed in the Registration Rights Agreement.
          (x) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Notes.
          (y) To use its best efforts to list, the shares of Common Stock issuable upon conversion of the Notes on the Nasdaq Global Market.
     7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated (pursuant to Section 13 hereof or otherwise), the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Transaction Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum (including, without limitation, financial statements), and any other document prepared in connection with the offer and sale of the Notes, and all amendments and supplements to any of them; (iii) the issuance, transfer and delivery of the Notes endorsed thereon to the Initial Purchasers; (iv) the registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including, without limitation, filing fees, the cost of printing and mailing a preliminary and final blue sky memorandum, and the reasonable fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification); (v) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and any other document used in connection with the offer and sale of the Notes and all amendments or supplements to any of them as may be requested for use in connection with the offering and sale of the Notes and the Exempt Resales; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes and Trustee’s fees; (vii) the fees, disbursements and expenses of the Company’s counsel (including local and special counsel, if any) and accountants; (viii) the preparation, reproduction and delivery of the preliminary and supplemental blue sky memoranda and all other agreements of documents reproduced and delivered in connection with the offering of the Notes (including the reasonable fees and disbursements of counsel to the Initial Purchasers in connection with such preparation); (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Notes by DTC for “book-entry” transfer; (x) any fees charged by investment rating agencies for the rating of the Notes; (xi) the fees and expenses of the Trustee and its counsel; (xii) all expenses incurred in connection with the performance by the Company of its other obligations under this Agreement and the other Transaction Documents; (xiii) the transportation and other “roadshow” expenses incurred by or on behalf of the Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; and (xiv) all expenses and listing fees incurred in connection with the application for quotation of the Notes on The PORTALSM Market.
     8. Indemnification.
          (a) The Company agrees to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Notes under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) on account of any losses, claims, damages or liabilities arising from the sale of the Notes to any person by such Initial Purchaser if such untrue statement or omission or alleged untrue statement or omission was made in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, or in any Blue Sky Application in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 11 hereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers and directors of the Company, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, in reliance upon and in conformity with the Initial Purchaser Information; provided, however, that the obligation of any Initial Purchaser severally and not jointly to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Initial Purchaser.
          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any proceeding or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not contain any factual or legal admission by or with respect to any indemnified party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.
     9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a) or 8(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it to Eligible Purchasers were offered to the public exceeds the amount of damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 9. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.
     The remedies provided for in Section 8 and this Section 9 are not exclusive and shall not limit any rights or remedies which otherwise may be available to any indemnified party in law or in equity.
     10. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers under this Agreement are several and not joint. The obligations of the Initial Purchasers to purchase and pay for the Notes, as provided herein, are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 10 of any misstatement or omissions and to the satisfaction of the following additional conditions unless waived in writing by the Representative:
          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on each Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements and satisfied all conditions on its part to be performed, complied with or satisfied hereunder at or prior to each Closing Date.
          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Representative may agree.
          (c) No stop order suspending the qualification or exemption from qualification of the Notes thereof in any jurisdiction referred to in Section 6(e) hereof shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.
          (d) None of the issuance and sale of the Notes pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company or against any Initial Purchaser relating to the issuance of the Notes or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Transaction Documents. No action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best of the Company’s knowledge, threatened against, the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Preliminary Offering Memorandum, any Free Writing Offering Document, the Offering Memorandum, or any amendment or supplement thereto.
          (e) Since the respective dates as of which information is given in the Disclosure Package, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the business, condition (financial or otherwise), properties, prospects, results of operations, capital stock, or long-term debt, or a material increase in the short-term debt, of the Company or any of the Subsidiaries, not contemplated by the Disclosure Package and the Offering Memorandum that is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes on the terms and in the manner contemplated by the Transaction Documents, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of the Subsidiaries on any class of its capital stock, other than as disclosed in the Disclosure Package and the Offering Memorandum, (iii) none of the Company or any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, that is material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, and that is required to be disclosed on a balance sheet or notes thereto in accordance with U.S. GAAP and is not disclosed on the latest balance sheet or notes thereto included in the Disclosure Package and the Offering Memorandum and (iv) there shall not have occurred any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the Disclosure Package or the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, require the making of any addition to or change in the Disclosure Package or the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.
          (f) At each Closing Date and after giving effect to the consummation of the transactions contemplated by the Transaction Documents, there exists no Default or Event of Default (as defined in the Indenture).
          (g) The Initial Purchasers shall have received certificates, dated each Closing Date, signed by the chief executive officer and the chief financial officer of the Company, in form and substance satisfactory to the Representative, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 10 and that, as of such Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.
          (h) The Initial Purchasers shall have received on the Closing Date:
          (i) an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, of Locke Liddell & Sapp LLP, counsel for the Company, to the effect set forth in Exhibit C hereto.
          (ii) an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, relating to this Agreement and such other related matters as the Initial Purchasers may require.
          (i) Deloitte & Touche LLP (the “Auditor”), the independent registered public accounting firm for the Company, shall deliver to the Initial Purchasers: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Initial Purchasers and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Initial Purchasers and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.
          (j) The Initial Purchasers and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers, shall have been furnished with such information, certificates and documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.
          (k) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Notes shall have been duly executed and delivered by the Company, and the Notes shall have been duly authenticated by the Trustee.
          (l) On or after the date hereof (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.
          (m) The Notes shall have been approved for trading on The PORTALSM Market.
          (n) Each of the Transaction Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.
          (o) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.
          (p) All opinions, certificates, letters, schedules, documents or instruments required by this Section 10 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel to the Initial Purchasers. The Company shall furnish the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.
          (q) On or prior to the Closing Date, the Initial Purchasers shall have received a lock up agreement substantially in the form attached hereto as Exhibit B signed by the Company’s Executive Officers and Directors listed on Schedule V hereto.
     11. Initial Purchaser Information. The Company acknowledges that the statements with respect to the offering of the Notes set forth in the third, fifth and thirteenth paragraphs under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, for purposes of Sections 2(a), 8(a) and 8(b) hereof.
     12. Survival of Representations and Agreements. The representations, warranties, covenants, agreements, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, any of its officers of directors, the Initial Purchasers or any controlling person referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Notes to and by the Initial Purchasers, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Initial Purchasers and the indemnified parties referred to in Section 8 hereof. The representations, agreements, covenants, indemnities and other statements set forth in Sections 7, 8, 9, 12 and 13 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.
     13. Effective Date of Agreement; Termination.
          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company from the Representative, without liability (other than with respect to Sections 8 and 9 hereof) on the Initial Purchasers’ part to the Company in the event that the Company has failed, refused or been unable to perform or satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or if:
          (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Initial Purchasers, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Initial Purchasers, inadvisable or impracticable to market the Notes or enforce contracts for the sale of the Notes;
          (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, inadvisable or impracticable to market the Notes or enforce contracts for the sale of the Notes;
          (iii) trading in any securities of the Company has been suspended or materially limited or trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by any of said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or other regulatory body or governmental authority having jurisdiction;
          (iv) a banking moratorium has been declared by any state or Federal a banking moratorium has been declared by any state or Federal authority;
          (v) in the judgment of the Initial Purchasers, there has been since the time of the execution of the Purchase Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the assets, properties, condition (financial or otherwise), or in the results or operations, business affairs or business prospects or cash flows of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; or
          (vi) any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.
          (c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out of pocket expenses (including the fees and expenses of the Initial Purchasers’ counsel), incurred by the Initial Purchasers in connection herewith. If this Agreement is terminated pursuant to Section 14 by reason of the default of one or more of the Initial Purchasers, the Company shall not be obligated to reimburse any Initial Purchaser on account of such expenses.
     14. Substitution of Initial Purchasers. If any Initial Purchaser shall default in its obligation to purchase on the Closing Date the Notes agreed to be purchased hereunder, the Representative shall have the right, within 36 hours thereafter, to make arrangements for any other Initial Purchasers, to purchase such Notes on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Notes on such terms. If, after giving effect to any arrangements for the purchase of the Notes of the defaulting Initial Purchaser by the Representative and the Company as provided above, the aggregate amount of Notes which remains unpurchased on the Closing Date does not exceed one-tenth of the aggregate amount of all the Notes that all the Initial Purchasers are obligated to purchase on such date, then the Company shall have the right to require the Representative to purchase the aggregate amount of Notes which the Representative agreed to purchase hereunder at such date and, in addition, to require the Representative to purchase the share of the aggregate amount of the Notes of the defaulting Initial Purchaser for which such arrangements have not been made; but nothing herein shall relieve the defaulting Initial Purchaser from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Offering Memorandum or any other documents).
     If, after giving effect to any arrangements for the purchase of the Notes of the defaulting Initial Purchaser by the Representative and the Company as provided above, the aggregate amount of such Notes which remains unpurchased exceeds 10% of the aggregate amount of all the Notes to be purchased at such date, then this Agreement shall terminate, without liability on the part of the Representative to the Company and without liability on the part of the Company except as provided in Sections 7, 8, 9 and 13(b). The provisions of this Section 14 shall not in any way affect the liability of the defaulting Initial Purchaser to the Company or the Representative arising out of such default. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section 14 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     15. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to CIBC World Markets Corp., 300 Madison Avenue, 5th Floor, New York, New York 10017, Attention: Andrew MacInnes, Equity Capital Markets, as Representative on behalf of the Initial Purchasers and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J. Goldschmidt, Esq. If sent to the Company, shall be mailed, delivered, couriered or faxed and confirmed in writing to Pioneer Companies, Inc., 700 Louisiana Street, Suite 4300, Houston,

Texas 77002, Attention: Corporate Secretary, and with a copy to Locke Liddell & Sapp, JP Morgan Chase Tower, 600 Travis, Houston, Texas, 77002, Attention: David Elder, Esq.
     16. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 hereof shall also be for the benefit of the controlling persons and agents referred to in Sections 8 and 9 hereof and (ii) the indemnities of the Initial Purchasers contained in Section 8 hereof shall also be for the benefit of the directors of the Company, and its officers, employees and agents and any controlling person or persons referred to in Sections 8 and 9 hereof. No purchaser of Notes from the Initial Purchasers will be deemed a successor, legal representative or assign because of such purchase.
     17. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.
     18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.
     19. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.
     20. Contractual Relationship. The Company acknowledges and agrees that each of the Initial Purchasers has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Initial Purchasers have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company. The Company agrees that it will not claim that the Initial Purchasers or any of them has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.
     21. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.
     22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.
[Signature page follows]

     If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, PIONEER COMPANIES, INC.
By:	/s/ Michael Y. McGovern
	Name:	Michael Y. McGovern
	Title:	President and Chief Executive Officer

Accepted and agreed to as of
the date first above written:

By:	CIBC WORLD MARKETS CORP.

/s/ Timothy J.F. Wilding Name: Timothy J.F. Wilding
Title: Managing Director

SCHEDULE I
INITIAL PURCHASERS

Aggregate Amount of
Firm Notes to be
Name	Purchased

CIBC World Markets Corp.	90,000,000
CRT Capital Group LLC	10,000,000

SCHEDULE II
SUBSIDIARIES

Name of Company	Jurisdiction
PCI Chemicals Canada Company	Nova Scotia
Pioneer Americas LLC	Delaware
Pioneer Transportation LLC	Delaware
Imperial West Chemical Co.	Nevada
KNA California, Inc.	Delaware
Pioneer (East), Inc.	Delaware
Pioneer Licensing, Inc.	Delaware
Pioneer Water Technologies, Inc.	Delaware
KWT, Inc.	Delaware
     CANSO Chemicals Limited, a Nova Scotia corporation, is owned one-third by PCI Chemicals Canada Company. All of the other subsidiaries are 100%-owned by Pioneer.

SCHEDULE III
PRICING SUPPLEMENT
***FINAL PRICING TERMS***
Pioneer Companies, Inc.
$100,000,000
aggregate principal amount of
2.75% Convertible Senior Subordinated Notes due 2027
This term sheet relates only to the securities described below and should be read together with the preliminary offering memorandum, dated
March 19, 2007 (including the documents incorporated by reference in the preliminary offering memorandum) relating to these securities.

Issuer:	Pioneer Companies, Inc.

NASDAQ Ticker for Common Stock:	PONR

Issue:	Convertible Senior Subordinated Notes due 2027

Aggregate Principal Amount Offered:	$100,000,000; plus a 13-day option to purchase up to an additional $20,000,000 in principal amount of the notes

Issue Price	100%

Interest:	2.75%

Interest Payment Dates:	March 1 and September 1 of each year, beginning September 1, 2007

Contingent Interest:	Beginning with the six-month interest period commencing March 1, 2014, we will pay contingent interest in cash during any six-month interest period in which the trading price of the notes for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the notes.

During any interest period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of notes will equal 0.3% of the average trading price of $1,000 principal amount of the notes during the five trading days immediately preceding the first day of the applicable six-month interest period.

Maturity:	March 1, 2027

NASDAQ closing price on 20-Mar-2007:	$27.16

Conversion Premium:	30% over NASDAQ closing price on March 20, 2007

Conversion Price:	Approximately $35.31

Conversion Rate:	28.3222 shares of common stock per $1,000 principal amount of notes

Optional Redemption:	We may redeem the notes, at our option, in whole or in part beginning on March 6, 2014 at a redemption price payable in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest, if any) and additional interest, if any, to, but not including, the redemption date.

Repurchase:	Holders may require us to repurchase their notes, on March 1, 2014, March 1, 2017 and March 1, 2022, at a repurchase price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest, if any) and additional interest, if any, to, but not including, the repurchase date.
Subject to certain exceptions, holders may require us to repurchase their notes if a fundamental change occurs, at a repurchase price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest, if any) and additional interest, if any, to, but not including, the repurchase date.

Book-Running Manager:	CIBC World Markets Corp.

Co-Manager:	CRT Capital Group LLC

Trade Date:	March 20, 2007

Settlement Date:	March 26, 2007

Listing:	None

CUSIP:	723643 AA0

Comparable Yield:	We and each holder of notes will agree to treat the notes, for United States federal income tax purposes, as debt instruments that are subject to the Treasury regulations that govern contingent payment debt instruments and to be bound by our application of such regulations to the notes, including our determination that the rate at which interest will be deemed to accrue for United States federal income tax purposes will be 8.5% compounded semi-annually. Accordingly, each holder will recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition, a U.S. Holder will recognize ordinary income upon a sale, exchange, conversion, redemption, or repurchase of the notes at a gain.

Adjustment to conversion rate upon a fundamental change:	The following table sets forth the “stock price,” “effective date” and number of additional shares per $1,000 principal amount of the notes by which the conversion rate for the notes will be increased in the event of certain fundamental changes:

	Stock Price
Effective Date	$27.16	$31.00	$34.00	$37.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
March 26, 2007	8.4967	8.1326	6.8954	5.9183	5.1278	4.1156	3.3678	2.3545	1.7192	1.3028	1.0056	0.7898
March 1, 2008	8.4967	8.0294	6.7572	5.7535	4.9503	3.9311	3.1878	2.1945	1.5849	1.1903	0.9134	0.7138
March 1, 2009	8.4967	7.7875	6.4807	5.4589	4.6503	3.6356	2.9078	1.9595	1.3921	1.0353	0.7878	0.6108
March 1, 2010	8.4967	7.4552	6.1043	5.0643	4.2528	3.2534	2.5538	1.6695	1.1607	0.8516	0.6422	0.4958
March 1, 2011	8.4967	7.0165	5.6102	4.5508	3.7378	2.7667	2.1078	1.3178	0.8907	0.6441	0.4822	0.3698
March 1, 2012	8.4967	6.3810	4.8984	3.8102	3.0078	2.0934	1.5178	0.8861	0.5792	0.4153	0.3111	0.2398
March 1, 2013	8.4967	5.4423	3.8219	2.7048	1.9428	1.1734	0.7598	0.3928	0.2507	0.1841	0.1411	0.1118
March 1, 2014	8.4967	3.9359	1.6896	0.5346	0.1178	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 36.8189 per $1,000 principal amount of notes; subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments” in the offering memorandum.
The exact stock price and effective date may not be set forth in the table. In such event:
•	If the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $100.00 per share (subject to adjustment as described below), no additional shares will be issued.

•	If the stock price is less than $27.16 per share (subject to adjustment as described below), no additional shares will be issued.
The stock prices set forth in the first row of the table will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments” in the offering memorandum (and other than any increase to the conversion rate for a fundamental change as described in this section). The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “Description of Notes —Conversion Procedures—Conversion Rate Adjustments” in the offering memorandum.

Certain continued listing standards of the Nasdaq Stock Market potentially limit the amount by which we may increase the conversion rate. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our outstanding common stock under certain circumstances. Accordingly, we will not increase the conversion rate in a manner that would require us to issue shares as described above beyond the maximum level permitted by these continued listing standards; and to the extent that an increase of the conversion rate would otherwise have required the issuance of 20% or more of our outstanding common stock, we will issue shares only up to such limitation, and pay the balance in cash. In accordance with these listing standards, these restrictions will apply at any time when the notes are outstanding, regardless of whether we then have a class of securities quoted on The Nasdaq Stock Market.
Use of Proceeds
We expect to receive net proceeds from this offering, after deducting the estimated discounts and commissions of the initial purchasers and other offering expenses, of approximately $96.25 million, assuming the initial purchasers do not exercise their option to purchase up to an additional $20 million aggregate principal amount of notes.
We intend to use the net proceeds of this offering to (i) redeem the $75 million outstanding principal balance of our 10% Senior Secured Notes due 2008, and (ii) assist in financing the capital costs for the previously announced conversion and expansion of our St. Gabriel, Louisiana plant. Any remaining net proceeds, including those from the exercise of the initial purchasers’ option to purchase additional shares, will be used for general corporate purposes. Pending such uses, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.
The information herein supplements and supersedes the information in the preliminary offering memorandum dated March 19, 2007.
This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the offering memorandum for a complete description.
This communication is being distributed solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
A copy of the offering memorandum for the offering can be obtained from CIBC World Markets Corp., 425 Lexington Ave, 5th Floor, New York, New York 10017, Attention: USE Prospectus Department, telephone: 212-667-7200, toll free: 866-895-5637, facsimile: 212-667-6303, email: useprospectus@us.cibc.com.

SCHEDULE IV
FREE WRITING OFFERING DOCUMENTS
None.

SCHEDULE V
PERSONS PARTY TO LOCK UP AGREEMENT

Name	Office
Michael Y. McGovern	Director, Chairman, President and Chief Executive Officer

David A. Scholes	Director, Senior Vice President, Operations

Robert Allen	Director

Marvin Lesser	Director

Charles Mears	Director

Richard Urbanowski	Director

Gary L. Pittman	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Jerry B. Bradley	Vice President, Human Resources

Ronald E. Ciora	Vice President, Sales and Marketing

Michael Mazzarello	Vice President, Logistics and Materials Management

Carl Monticone	Vice President, Controller and Assistant Secretary

Gary L. Sulik	Vice President, Manufacturing

Bruce K. Williams	Vice President, Distribution

EXHIBIT A
FORM OF REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT
BETWEEN
PIONEER COMPANIES, INC.,
AS ISSUER,
AND
CIBC WORLD MARKETS CORP.,
AND
CRT CAPITAL GROUP LLC
AS INITIAL PURCHASERS,
DATED AS OF MARCH 26, 2007

     REGISTRATION RIGHTS AGREEMENT dated as of March 26, 2007 (this “Agreement”), between Pioneer Companies, a Delaware corporation (the “Company”), CIBC World Markets Corp. (“CIBC”) and CRT Capital Group LLC (together with CIBC, the “Initial Purchasers”). In order to induce CIBC, as representative of the Initial Purchasers, to enter into the Purchase Agreement, dated March 20, 2007 (the “Purchase Agreement”), between the Company and CIBC, as representative of the Initial Purchasers, the Company has agreed to provide the registration rights set forth in this Agreement.
     The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing, a “Holder,” and together, the “Holders”), as follows:
     SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Interest Amount” has the meaning set forth in Section 2(f) hereof.
     “Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144 (as defined below), of such person.
     “Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(e) hereof.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the shares of common stock, $0.01 par value per share, of the Company, together with any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture (as defined below), including the Underlying Common Stock.
     “Conversion Price” has the meaning assigned such term in the Indenture.
     “Damages Accrual Period” has the meaning set forth in Section 2(f) hereof.
     “Damages Payment Date” means each March 1 and September 1.
     “Deferral Notice” has the meaning set forth in Section 3(i)(ii) hereof.
     “Deferral Period” has the meaning set forth in Section 3(i) hereof.
     “Designated Event” has the meaning set forth in the Indenture.

     “EDGAR” has the meaning set forth in Section 3(f) hereof.
     “Effectiveness Deadline Date” has the meaning set forth in Section 2(a) hereof.
     “Effectiveness Period” means the period commencing on the date hereof and ending on the earlier of the date that all Registrable Securities have ceased to be Registrable Securities or have ceased to be outstanding.
     “Election and Questionnaire” means a written election delivered to the Company containing substantially the information called for by the Selling Securityholder Election and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated March 20, 2007, relating to the Notes, as such written election may be amended upon the advice of nationally-recognized counsel experienced in such matters, to the extent reasonably necessary to ensure compliance with applicable law.
     “Election Holder” means, on any date, any Holder that has delivered an Election and Questionnaire to the Company on or prior to such date.
     “Event” has the meaning set forth in Section 2(f) hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Filing Deadline Date” has the meaning set forth in Section 2(a) hereof.
     “Holder” has the meaning set forth in the second paragraph of this Agreement.
     “Indenture” means the Indenture, dated as of the date hereof, between the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes shall be issued.
     “Initial Purchasers” has the meaning set forth in the preamble hereof.
     “Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.
     “Issue Date” means March 26, 2007.
     “Material Event” has the meaning set forth in Section 3(i) hereof.
     “Note Register” has the meaning set forth in the Indenture.
     “Note Registrar” has the meaning set forth in the Indenture.
     “Notes” means the 2.75% Convertible Senior Subordinated Notes due 2027 of the Company issued and sold pursuant to the Purchase Agreement.
     “Purchase Agreement” has the meaning set forth in the preamble hereof.
     “Prospectus” means the prospectus included in any Registration Statement (as defined below) (including, without limitation, a prospectus that discloses information previously omitted

2

from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or 430B promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.
     “Record Date” means each January 15 and July 15.
     “Record Holder” means, with respect to any Damages Payment Date relating to any Notes as to which any Additional Interest Amount has accrued, the registered Holder of such Note on the February 15 immediately preceding a Damages Payment Date occurring on a March 1, and on the August 15 immediately preceding a Damages Payment Date occurring on a September 1.
     “Registrable Securities” means the Notes until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion or exchange, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of:
     (a) the date on which such security has been registered under the Securities Act and disposed of pursuant to an effective registration statement;
     (b) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or may be sold or transferred by a person who is not an Affiliate of the Company pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; and
     (c) the date on which such securities cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).
     “Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.
     “Restricted Securities” means “restricted securities” as defined in Rule 144.
     “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
     “Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

3

     “Shelf Registration Statement” has the meaning set forth in Section 2(b) hereof.
     “Special Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities and reasonably acceptable to the Company, but which may, with the written consent of each Initial Purchaser (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company, the reasonable fees and expenses in connection with Blue Sky qualifications of the Registrable Securities of which will be paid by the Company pursuant to Section 5 hereof. For purposes of determining the Holders of a majority of the Registrable Securities in this definition, Holders of Notes shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Notes are or would be convertible as of the date the consent is requested.
     “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c) hereof.
     “TIA” means the Trust Indenture Act of 1939, as amended.
     “Trustee” means Wells Fargo Bank, National Association, the trustee under the Indenture.
     “Underlying Common Stock” means the Common Stock into which the Notes are convertible or issued upon any such conversion.
     SECTION 2. Shelf Registration. (a) The Company shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, by the date (the “Filing Deadline Date”) ninety (90) calendar days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Holders thereof of all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act by the date that is one-hundred and eighty (180) calendar days after the Issue Date (the “Effectiveness Deadline Date”), and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became an Election Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. No Holder that is not an Election Holder shall be entitled to be named as a selling securityholder in or have the Registrable Securities held by it covered in a Shelf Registration Statement. The Company shall use its reasonable best efforts to ensure that none of the Company’s

4

securityholders (other than the Holders of Registrable Securities) shall have the right to include any of the Company’s securities in the Shelf Registration Statement.
     (b) The Company shall be deemed not to have used its reasonable best efforts to keep the Initial Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is required by applicable law and the Company thereafter promptly complies with the requirements of paragraph 3(i) below.
     (c) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.
     (d) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as necessary to name an Election Holder as a selling securityholder pursuant to Section 2(e) below.
     (e) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(e) and Section 3(i) of this Agreement. Following the date that the Initial Shelf Registration Statement is declared effective, each Holder that is not an Election Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver an Election and Questionnaire to the Company at least fifteen (15) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date an Election and Questionnaire is delivered to the Company in accordance with the provisions of Section 8(d), and in any event upon the later of (1) fifteen (15) Business Days after such date or (2) fifteen (15) Business Days after the expiration of any Deferral Period in effect when the Election and Questionnaire is delivered or put into effect within fifteen (15) Business Days of such delivery date:
     (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if

5

required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Election and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed by the Company in accordance with this clause (i);
     (ii) provide such Holder copies of any documents filed pursuant to Section 2(e)(i); and
     (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i);
provided, that if such Election and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Election and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not an Election Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to fifteen (15) Business Days from the expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.
     (f) The parties hereto agree that the Holders of Notes that are Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,
     (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,
     (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or
     (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof.

6

Each event described in any of the foregoing clauses (i) through (iii) is individually referred to herein as an “Event.” For purposes of this Agreement, each Event set forth above shall begin and end on the dates set forth in the table set forth below:

Type of Event by
Clause	Beginning Date	Ending Date

(i)	Filing Deadline Date	the date the Initial Shelf Registration Statement is filed

(ii)	Effectiveness Deadline Date	the date the Initial Shelf Registration Statement becomes effective under the Securities Act

(iii)	the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i)	termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods to be exceeded
     Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a “Damages Accrual Period”), the Company shall pay, as additional interest and not as a penalty, to Record Holders of Notes that are Registrable Securities an amount accruing, for each day in the Damages Accrual Period, in respect of any Note, at a rate per annum equal to (A) 0.25% of the aggregate principal amount of such Note to and including the 90th calendar day of the Damages Accrual Period and (B) 0.50% of the aggregate principal amount of such Note from and after the 91st calendar day of the Damages Accrual Period (the “Additional Interest Amount”). Notwithstanding the foregoing, no Additional Interest Amount shall accrue as to any Note that is a Registrable Security from and after the date such Note is no longer a Registrable Security. The rate of accrual of the Additional Interest Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events relating to any particular Note, the accrual of the Additional Interest Amount with respect to such Note shall cease.
     The Additional Interest Amount shall accrue from the first day of the applicable Damages Accrual Period, and shall be payable on each Damages Payment Date during the Damages Accrual Period (and on the Damages Payment Date next succeeding the end of the Damages Accrual Period if the Damages Accrual Period does not end on a Damages Payment Date) to the Record Holders of Notes that are Registrable Securities entitled thereto; provided, that any Additional Interest Amount accrued with respect to any Note or portion thereof redeemed by the Company on a redemption date, or repurchased by the Company on a repurchase date in connection with a Designated Event, in either case that is after a Damages Payment Date and before the next Record Date, shall, in any such event, be paid on the applicable redemption date or repurchase date, as the case may be, instead to the Holder who submitted such Note or portion

7

thereof for redemption on the applicable redemption date or repurchase on the applicable repurchase date; provided, further, that any Additional Interest Amount accrued with respect to any Note or portion thereof converted into Underlying Common Stock in connection with a Designated Event shall be paid on the conversion date instead to the Holder that submitted such Note or portion thereof for conversion. The Trustee shall be entitled, on behalf of registered holders of Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Additional Interest Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which the Additional Interest Amount is expressly provided shall be such Additional Interest Amount. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.
     All of the Company’s obligations set forth in this Section 2(f) to pay any Additional Interest Amount that is outstanding with respect to any Note that is a Registrable Security at the time such Note ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such Note have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(l) hereof).
     The parties hereto agree that the Additional Interest Amount provided for in this Section 2(f) constitutes a reasonable estimate of the damages that may be incurred by Holders of Notes that are Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Notes that are Registrable Securities in accordance with the provisions hereof.
     SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, during the Effectiveness Period the Company shall:
     (a) Not less than thirty (30) calendar days prior to the date the Registration Statement is declared effective, the Company shall promptly mail the Election and Questionnaire to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Registration Statement as of its effective date, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Election and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least twenty (20) calendar days from the date on which the Election and Questionnaire is first mailed to such Holders to return a completed and signed Election and Questionnaire to the Company.
     (b) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the Commission (other than any supplements that do nothing more substantive than name one or more Election Holders as selling securityholders), furnish to each Initial Purchaser and the Special Counsel of such offering, if any, copies of all documents proposed to be filed at least three (3) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto.
     (c) Subject to Section 3(i) hereof, prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary

8

to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.
     (d) As promptly as practicable give notice to the Election Holders, (i) when any Prospectus or Registration Statement has been filed with the Commission and, with respect to a Registration Statement, when the same has been declared effective (at which time, the Company shall also, upon the request of any Holder of Registrable Securities that is not then an Election Holder, promptly send an Election and Questionnaire to such Holder); provided, however, that the Company shall not be required by this clause (i) to notify any Election Holder of the filing of a supplement to any Prospectus that does nothing more substantive than name one or more other Election Holders as selling securityholders, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information related thereto, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event (provided, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in any case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statement contained therein not misleading) and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.
     (e) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case, as promptly as practicable, and provide prompt notice to each Election Holder and each Initial Purchaser of the withdrawal of any such order.
     (f) As promptly as practicable, furnish to each Election Holder, the Special Counsel and each Initial Purchaser, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits filed with any

9

Registration Statement or amendment, unless such documents are available on the Electronic Data Gathering, Analysis, and Retrieval system of the Commission (“EDGAR”).
     (g) During the Effectiveness Period, deliver to each Election Holder, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary Prospectus) and any amendment or supplement thereto as such Election Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto, by each Election Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.
     (h) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Election Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Election Holder reasonably requests in writing (which request may be included in the Election and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Election Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.
     (i) Upon (w) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (x) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (z) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

10

     (i) in the case of clause (x) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable; and
     (ii) give notice to the Election Holders that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Election Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Election Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus (except to the extent available on EDGAR), and such Holder will either (X) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession that have been replaced by the Company with more recently dated prospectuses or (Y) deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities, current at the time of receipt of such notice.
     The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (w) and (y) above, as promptly as is practicable, (y) in the case of clause (x) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (z) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. Any period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall, without incurring any obligation to pay the Additional Interest Amount pursuant to Section 2(f), not exceed 45 calendar days in any 90 calendar-day period (or 60 calendar days in any 90 calendar-day period in the event of a Material Event pursuant to which the Company has delivered a second notice as permitted below) or 120 calendar days in any 360 calendar-day period; provided, that in the case of a Material Event relating to an acquisition or a probable acquisition, financing, recapitalization, business combination or other similar transaction, the Company may, without

11

incurring any obligation to pay the Additional Interest Amount pursuant to Section 2(f), deliver to Election Holders a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional 15 calendar days, or such shorter period of time as is specified in such second notice.
     (j) Not later than the effective date of the Registration Statement, the Company shall cause the Indenture to be qualified under the TIA; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(j) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.
     (k) If requested in writing in connection with a disposition of Registrable Securities in an aggregate amount of at least $5 million pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Election Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Election Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Election Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Election Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case, as is customary and reasonably necessary for similar “due diligence” examinations; provided, that such persons shall first agree in writing with the Company that any non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (w) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (x) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (y) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (z) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided, further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Election Holders and the other parties entitled thereto by Special Counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.
     (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need

12

not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement.
     (m) Cooperate with each Election Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Election Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.
     (n) Provide a CUSIP number from Standard & Poor’s CUSIP Bureau for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.
     (o) The Company will use its best efforts to cause the Underlying Common Stock issuable upon conversion of the Securities to be listed on the Nasdaq Global Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of the Registration Statement hereunder.
     (p) Reasonably cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.
     (q) Upon the filing of the Initial Shelf Registration Statement, announce the same, by release to Reuters Economic Services and Bloomberg Business News and by delivery of written notice by first class mail to the Holders at their addresses set forth in the Note Register of the Note Registrar.
     (r) Upon the effectiveness of the Initial Shelf Registration Statement, announce the same, by release to Reuters Economic Services and Bloomberg Business News.
     SECTION 4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with an Election and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Election and Questionnaire) and the information set forth in the next sentence. Each Election Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Election Holder not misleading and any other information regarding such Election Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such

13

Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.
     SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 2 and 3 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Election Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (c) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (d) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, (e) reasonable fees and disbursements of the Trustee and its counsel and of the Note Registrar and Transfer Agent for the Common Stock and (f) any Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed, if any listing is made, and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each Holder of Registrable Securities shall pay its selling expenses, including any underwriting discount and commissions, and its registration expenses to the extent required by applicable law.
     SECTION 6. Indemnification and Contribution.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Election Holder, each person, if any, who controls any Election Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of any Election Holder within the meaning of Rule 405 under the Securities Act that is a broker-dealer from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any (i) untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at the time of sale, caused by any omission or alleged omission to state therein a material fact

14

required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except in each of (i) and (ii) above insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein.
     (b) Indemnification by Holders. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.
     (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel at its standard non-premium rates) for all such indemnified parties and that all such fees and expenses shall be promptly reimbursed. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Notes deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Notes are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment that is indemnifiable pursuant to Section 6(a) or 6(b), as the case may be. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have

15

requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) Contribution. To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under Section 6(a) or 6(b), as applicable, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering and sale of the Notes to the Initial Purchasers made pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation

16

that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6, no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.
     (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any Affiliate of any Holder or by or on behalf of the Company, their officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.
     SECTION 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemption. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.
     SECTION 8. Miscellaneous.
     (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

17

     (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that such Initial Purchaser and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Election Holders under Section 2(f) hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.
     (c) Amendments and Waivers. Except as provided in the next paragraph, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not affect the rights of other Holders may be given by Holders of a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing two sentences, this Agreement may be amended by written agreement signed by the Company and the Initial Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.
     To the extent that any Notes remain outstanding, upon a merger or consolidation or sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in which the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person who acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Company assumes the Company’s obligations under the Indenture and the Notes, the Company shall procure the assumption of its obligations under this Agreement by such person, and this Agreement may be amended, modified or supplemented without the consent of any Holders to provide for such assumption of the Company’s obligations hereunder. Without the consent of each Holder of Notes, no amendment or modification may change the provisions relating to the payment of the Additional Interest Amount.

18

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:
     (i) if to a Holder, at the most current address, if any, given by such Holder to the Company in an Election and Questionnaire or any amendment thereto;
     (ii) if to the Company, to:
Pioneer Companies, Inc.
700 Louisiana Street
Suite 4300
Houston, Texas 77002
Attention: Corporate Secretary
Fax: (713) 225-6475
and
Locke Liddell & Sapp
JP Morgan Chase Tower
600 Travis
Houston, Texas, 77002
Attention: David Elder, Esq.
Fax: (713) 226-1430
     (iii) if to the Initial Purchasers, to each of the following:
CIBC World Markets Corp.
300 Madison Avenue, 5th Floor
New York, New York 10017
Attention: Andrew MacInnes, Equity Capital Markets
Fax: (212) 885-4540
CRT Capital Group LLC
262 Harbor Drive
Stamford, Connecticut 06902
Attention: Christopher Chase
Fax: (203) 569-6499
     or to such other address as such person may have furnished to the other persons identified in this Section 8(d) in writing in accordance herewith.

19

     (e) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
     (f) Successors and Assigns. Any person who purchases any Registrable Securities from any Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of such Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.
     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (j) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and, is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement

20

supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.
     (l) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5, 6 or 9 hereof and the obligations to make payments of and provide for the Additional Interest Amount under Section 2(f) hereof to the extent such amount accrues prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.
[Intentionally Left Blank]

21

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIONEER COMPANIES, INC.
By:
Name:
Title:

[Intentionally Left Blank]

Confirmed and accepted as of the date first above written: CIBC WORLD MARKETS CORP.
By:
Name:
Title:

[Intentionally Left Blank]

Confirmed and accepted as of the date first above written: CRT Capital Group LLC
By:
Name:
Title:

[Intentionally Left Blank]

EXHIBIT B
FORM OF LOCK-UP AGREEMENT
March 26, 2007

CIBC	WORLD MARKETS CORP. as Representative of the several Initial Purchasers named in Schedule I hereto
c/o CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017
     Re: Offering of Convertible Senior Subordinated Notes of Pioneer Companies, Inc.
Ladies and Gentlemen:
     The undersigned, a holder of common stock, par value $0.01 (“Common Stock”), or rights to acquire Common Stock, of Pioneer Companies, Inc. (the “Company”) understands that you, as Representative of the several Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, providing for the offering (the “Offering”) by the several Initial Purchasers named in Schedule I to the Purchase Agreement (the “Initial Purchasers”), of up to $120,000,000 aggregate principal amount of Convertible Senior Subordinated Notes due 2027 of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.
     In consideration of the Initial Purchasers’ agreement to enter into the Purchase Agreement and to proceed with the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Initial Purchasers that, without the prior written consent of CIBC World Markets Corp. on behalf of the Initial Purchasers, the undersigned will not, during the period ending 90 days (the “Lock-Up Period”) after the date of the offering memorandum relating to the Offering (the “Offering Memorandum”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of CIBC World Markets

i

Corp. on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (x) Common Stock to be transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), (y) the sale of the Securities to be sold pursuant to the Offering Memorandum and (y) sales under any 10b-5 plan.
     Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.
     The undersigned, whether or not participating in the Offering, understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

ii

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [STOCKHOLDER]
By:
Name:
Title:

iii

EXHIBIT C
FORM OF OPINION OF COMPANY COUNSEL
     1. Each of the Company and its Subsidiaries (a) has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, (b) has full power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Disclosure Package and the Offering Memorandum and (c) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, with respect to (c) above, where the failure to so qualify, individually or in the aggregate, could not have a Material Adverse Effect.
     2. The Company, as of the date stated in the Disclosure Package and Offering Memorandum, has authorized, issued and outstanding capital stock as set forth in the Offering Memorandum. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; the shares of Common Stock issuable upon conversion of the Notes have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the terms of the Notes, will be validly issued, fully paid and nonassessable, and no holder of such shares of Common Stock is or will be subject to personal liability by reason of being such a holder; the stockholders of the Company have no preemptive rights with respect to the Notes or the Common Stock issuable upon conversion thereof.
     3. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided therein and to issue and deliver the shares of Common Stock upon conversion of the Notes.
     4. All of the outstanding shares of capital stock or other equity securities of each Subsidiary are owned of record and beneficially, directly or indirectly, by the Company, free and clear of all Liens and limitations on voting rights and are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights under (i) the applicable Subsidiary’s organizational documents, (ii) the laws of its jurisdiction of organization or (iii) to the best of such counsel’s knowledge, the terms or provisions of any material document, agreement or other instrument to which the applicable Subsidiary is a party.
     5. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.
     6. The Indenture has been duly and validly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization,

i

moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     7. The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to the Purchase Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     8. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of Registration Rights Agreement by the Initial Purchasers) is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except as rights to indemnification and contribution thereunder may be limited under Federal and State securities laws and public policy considerations.
     9. Upon issuance and delivery of the Notes in accordance with the Purchase Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Notes and the Indenture; the Common Stock reserved for issuance upon conversion of the Notes have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights arising under the certificate of incorporation, by-laws or the Delaware General Corporation Law.
     10. Each of the Indenture, the Notes, the Registration Rights Agreement and the Common Stock conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Offering Memorandum.
     11. The statements in the Disclosure Package and the Offering Memorandum under the captions “Description of Notes” and “Notice to Investors,” insofar as such statements constitute summaries of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information called for with respect to such documents or legal matters.
     12. The statements in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.
     13. To the best of such counsel’s knowledge, neither the Company nor any of its Subsidiaries is (a) in violation of its charter or by-laws or (b) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to

ii

which it is a party or by which it is bound or to which any of its properties is subject, that will not, in the case of clause (b), individually or in the aggregate, have a Material Adverse Effect.
     14. The (a) execution, delivery and performance by the Company of the Purchase Agreement and each of the other Transaction Documents to which it is a party, and the performance by the Company of its obligations thereunder, (b) issuance and sale of the Notes and the issuance and delivery of the Common Stock upon conversion of the Notes and (c) consummation by the Company of the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” do not and will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of its assets or properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, domestic or foreign, of which such counsel is aware or violate any provision of the charter or by laws of the Company or any Subsidiary.
     15. No consent, approval, authorization, license, registration qualification or order of any court or governmental or administrative agency or regulatory body or any other person is required for the issue and sale of the Notes, the execution and delivery by the Company of the Purchase Agreement and the other Transaction Documents to which each is a party, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except under the Act in connection with the shares of Common Stock issuable upon conversion of the Notes and as may be required for such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes (as to which such counsel need express no opinion).
     16. To the best of such counsel’s knowledge, there is no any action, suit, proceeding or other investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Disclosure Package or the Offering Memorandum and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect.
     17. No registration of the Notes or the Common Stock issuable upon conversion of the Notes is required under the Securities Act in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the initial resale of the Notes by the Initial Purchasers, and no qualification of the Indenture under the Trust Indenture Act, is required for the offer, sale and initial resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement.
     18. When the Notes are issued and delivered pursuant to the Purchase Agreement, no Notes will be of the same class (within the meaning of Rule 144A) as securities of the Company

iii

that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.
     19. None of the Company or any of its Subsidiaries is, and after giving effect to the sale of the Notes and the application of the net proceeds thereof as described in the Disclosure Package and the Offering Memorandum will not be, required to register as an “investment company” under the Investment Company Act and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
     20. To the best of such counsel’s knowledge, there are no holders of securities of the Company or any of its Subsidiaries who, by reason of the execution by the Company of the Purchase Agreement or any other Transaction Document to which it is a party or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company or any of its Subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them.
     In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and representatives of the certified public accountants for the Company at which conferences the contents of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum (except as specified in the foregoing opinion), no facts have come to the attention of such counsel which lead such counsel to believe that (A) (i) the Preliminary Offering Memorandum as of its date, (ii) the Disclosure Package as of the Applicable Time and as of the Closing Date, (iii) the Offering Memorandum as of its date and as of the Closing Date and (iv) any supplement or amendment to any of the documents referenced in (i) through (iii) as of the date of such amendment or supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included therein) and (B) the Exchange Act Reports, if any, that are incorporated into the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum (except with respect to the financial statements and schedules and other financial data included therein), appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Exchange Act and the Rules.

iv